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                                                                      EXHIBIT 21


                                  SUBSIDIARIES


REGISTRANT'S                                          PERCENTAGE     STATE OF
SUBSIDIARIES                                          OWNERSHIP   INCORPORATION
------------                                          ---------   -------------

RadNet Management, Inc.                                  100%     California
RadNet Managed Imaging Services, Inc.                    100%     California
Diagnostic Imaging Services, Inc.                        100%     Delaware
Primedex Corporation                                     100%     California
Radnet Management I, Inc.                                100%     California
Radnet Management II, Inc.                               100%     California
Radnet Sub, Inc.                                         100%     California
SoCal MR Site Management, Inc.                           100%     California
FRI, Inc.                                                100%     California
Radiologix, Inc.                                         100%     Delaware
Advanced Imaging Partners, Inc.                          100%     Delaware
Ide Imaging Partners, Inc.                               100%     Delaware
Mid Rockland Imaging Partners, Inc.                      100%     Delaware
Pacific Imaging Partners, Inc.                           100%     California
Questar Imaging, Inc                                     100%     Florida
Treasure Coast Imaging Partners, Inc.                    100%     Delaware
Community Imaging Partners, Inc.                         100%     Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.    100%     Delaware
Valley Imaging Partners Inc.                             100%     California
Questar Duluth, Inc.                                     100%     Florida
Questar Los Alamitos,Inc.                                100%     Florida
Questar Victorville, Inc.                                100%     Florida
Rocky Mountain OpenScan MRI, LLC                         100%     Colorado
FRI II, Inc                                              100%     California
Rolling Oaks Imaging Corporation                         100%     California
Rolling Oaks Radiology, Inc.                             100%     California
Delaware Imaging Partners, Inc.                          100%     Delaware